Calculation of Filing Fee Tables

Form S-3
(Form Type)

Green Brick Partners, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.01 per share	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Equity	Preferred Stock, par value $0.01 per share	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Equity	Depositary Shares	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Debt	Debt Securities	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Other	Warrants	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
Fees Previously Paid	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—	—	—
Total Offering Amounts					—		—	—
Total Fees Previously Paid							—	—
Total Fee Offsets							—	$92,408.43(4)
Net Fee Due							—	—

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Green Brick Partners, Inc.	S-3	333-250977	November 25, 2020		$49,095.00(3)	Unallocated (Universal) Shelf	(3)	(3)	$450,000,000.00
Fee Offset Claims	Green Brick Partners, Inc.	S-3	333-250977	November 25, 2020		$43,313.43 (3)	Equity	Common Stock, par value $0.01 per share	17,268,668	$397,006,677.32
Fee Offset Sources	Green Brick Partners, Inc.	S-3	333-250977		November 25, 2020						$76,075.93(3)
Fee Offset Sources	Green Brick Partners, Inc.	S-3	333-223610		March 13, 2018						$16,332.50(3)

(1)	An indeterminate amount of securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices, along with an indeterminate number of securities that may be issues upon exercise, settlement, exchange or conversion of the securities offered or sold hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise, or exchange of other securities.

(2)	In accordance with Rule 456(b) and 457(r) under the Securities Act, Green Brick Partners, Inc. (the “Registrant”) is deferring payment of all registration fees and will pay the registration fees subsequently in advance or on a “pay-as-you-go” basis, except for $92,408.43 that the Registrant is entitled to offset pursuant to Rule 457(p) for fees paid with respect to unsold securities as described below.

(3)	The Registrant previously registered common stock issuable by the Registrant with an aggregate maximum offering price of $175,000,000 pursuant to a shelf registration statement on Form S-3, as amended (File No. 333-223610) filed with the Securities and Exchange Commission on March 13, 2018 (the “2018 Registration Statement”). In connection with the 2018 Registration Statement, the Registrant paid a registration fee in the amount of $21,787.50 and no securities were sold by the Registrant thereunder. Pursuant to Rule 457(p) under the Securities Act, the registration fee was consequently transferred in full to the Registration Statement on Form S-3, as amended (File No. 333-250977), which was filed on November 25, 2020 (the “2020 Registration Statement”) which registered (i) an indeterminate amount of securities issuable by the Registrant having an aggregate offering price of up to $500,000,000 (the “Primary Securities”) and (ii) 24,118,668 shares of common stock of the Registrant (the “Secondary Shares”) for the resale by certain selling stockholders.

In connection with the 2020 Registration Statement, the Registrant (i) offset the registration fee of $54,550.00 due in connection with the Primary Securities by $21,787.50 and paid the remaining balance of $32,762.50 and (ii) paid a registration fee of $60,494.66 due in connection with the Secondary Shares.

Under the 2020 Registration Statement, the Registrant only sold $50,000,000 of the Primary Securities and the filing fee attributable to such sale was $5,445.00 (calculated at the fee rate in effect on the filing date of the 2020 Registration Statement, or 0.00010910), leaving $49,095.00 in previously paid and unused fees available as an offset against the registration fee due from time to time under this registration statement in connection with any future issuance by the Registrant of any of the securities of each identified class registered hereunder.

Under the 2020 Registration Statement, there were 6,850,000 of the Secondary Shares sold by certain of the selling stockholders named therein. The filing fee attributable to such sales of Secondary Shares was $17,181.23 (calculated at the fee rate in effect on the filing date of the 2020 Registration Statement, or 0.00010910), leaving $43,313.43 in previously paid and unused fees available as an offset against the registration fee due from time to time under this registration statement for the resale of the Registrant’s common stock by certain selling stockholders.

(4)	Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting the registration fees due from time to time under this registration statement by $92,408.43, which represents a portion of the registration fees previously paid and unused with respect to the 2018 Registration Statement and the 2020 Registration Statement, as described above. Concurrently with the filing of this registration statement, any offering of unsold Primary Securities and Secondary Shares pursuant to the 2020 Registration Statement is hereby terminated and the full unused amount of the registration fees transferred to and concurrently paid on the 2020 Registration Statement shall be applied to offset any registration fees due from time to time for this registration statement.